RAIT Financial Trust Announces First Quarter 2007 Results

PHILADELPHIA, PA — April 30, 2007 — RAIT Financial Trust (“RAIT”) (NYSE: RAS), a diversified real estate finance company, today reported results for the quarter ended March 31, 2007.

RAIT Financial Trust’s Q1 2007 Highlights

•	Net investment income of $43.0 million for the quarter ended March 31, 2007 as compared to $15.4 million for the quarter ended March 31, 2006

•	Total originations of $1.4 billion of commercial real estate loans and trust preferred securities (“TruPS”) for the quarter ended March 31, 2007

•	Total assets under management of approximately $14.0 billion at March 31, 2007 compared to $11.9 billion at December 31, 2006

•	Fees and other income recognized for GAAP were $7.9 million for the quarter ended March 31, 2007. Total fees generated were $30.4 million (including $12.4 million of origination fees, $11.2 million of collateralized debt obligation (“CDO”) structuring fees, $5.7 million of asset management fees) primarily by our Taxable REIT Subsidiary (“TRS”) entities resulting in TRS dividends to RAIT of $16.3 million

•	Dividend growth: RAIT paid a regular quarterly dividend of $0.80 per common share for the quarter ended March 31, 2007, an increase of $0.05 per common share, or 6.7%, from the regular dividend paid for the quarter ended December 31, 2006

RAIT reported adjusted earnings, a non-GAAP financial measure, for the three months ended March 31, 2007 of $51.9 million, or $0.86 per diluted share based on 60.6 million weighted average shares outstanding – diluted, as compared to adjusted earnings for the three months ended March 31, 2006 of $18.4 million, or $0.65 per diluted share based on 28.1 million weighted average shares outstanding – diluted.

RAIT reported GAAP net income available to common shares for the three months ended March 31, 2007 of $20.3 million, or total earnings per share – diluted of $0.34 based on 60.6 million weighted average shares outstanding – diluted, as compared to net income available to common shares for the three months ended March 31, 2006 of $18.1 million, or total earnings per share – diluted of $0.64 based on 28.1 million weighted average shares outstanding – diluted. A reconciliation of our reported GAAP net income available to common shares to adjusted earnings for the three months ended March 31, 2007 and the three months ended March 31, 2006 is included as Schedule I to this release.

Investing Activities
RAIT continued to increase its investment in its targeted asset classes during the quarter as follows:

For the three
months ended
March 31, 2007
($in millions)
Commercial real estate loans originated	$729
Principal repayments	(116)

Commercial real estate loans, net	613
TruPS and subordinated debentures (1)	555
Residential mortgage repayments	(183)
Other securities (2)	431
Other real estate related investments	38

Net increase in investments	$1,454

(1)	Excludes approximately $157 million of assets originated during the three months ended March 31, 2007 that were financed using off-balance sheet warehouse facilities.

(2)	Includes commercial and residential mortgaged-backed securities

Investment Portfolio Summary
The following chart summarizes RAIT’s investment portfolio at March 31, 2007:

($ in millions)
				Weighted Average	Weighted Average
Asset Class	Amount		Total Debt	Coupon	Cost of Funds	Return on Investment
Commercial Mortgages and Mezzanine Loans	$1,865		$(1,207)	9.8%	6.2%	16.5%
TruPS & Subordinated Debentures	5,435	(1)	(5,298)	7.6%	6.5%	20.3%
Residential Mortgage Loans	4,496		(4,402)	5.6%	5.2%	9.3%
Other Investments	687		(610)	6.1%	5.5%	10.9%
Investments in Real Estate	164		—	N/A	N/A	7.6%
	$12,647		$11,517	7.0%	5.9%	15.1%

(1) (1) Includes approximately $608 million of unsecured REIT notes and CMBS securities considered “Other Investments” securitized in CDOs along with TruPS and subordinated debentures. Information associated with these assets is included in our description and analysis of “Other Investments” below. (2)

Commercial Mortgages, Mezzanine Loans & Other Loans
The following chart summarizes RAIT’s commercial real estate loan portfolio at March 31, 2007:

($ in million)	Amortized Cost	Weighted Average	Number of Loans	% of Total Loan
	—	Coupon	—	Portfolio

Commercial mortgages	$1,168	9.4%	80	62.8%
Mezzanine loans	527	11.4%	163	28.2%
Other loans	170	7.5%	9	9.0%

Total	$1,865	9.8%	252	100.0%

The geographic and property type breakdown is as follows:

Property Type	%		%
		Geographic Region
Multi-family	53.9%	Central..........	30.7%
Office	25.9%	West.............	27.9%
Industrial	0.5%	Southeast........	25.2%
Retail	13.8%	Mid-Atlantic.....	12.2%
Other	5.9%	Northeast........	4.0%

Total	100.0%	Total............	100.0%

TruPS and Subordinated Debentures
As of March 31, 2007, we maintained investments in $4.8 billion in TruPS and subordinated debentures. These investments, along with approximately $608 million of unsecured REIT notes and CMBS securities, described below in “Other Investments,” were financed through our CDOs. Our portfolio had a weighted average interest rate of 7.9%. The issuers of these investments, 81% of which were publicly traded companies, had a weighted average debt to total capitalization ratio of 77% and a weighted average interest coverage ratio of 2.1 times. The following table provides a sector breakdown of these issuers as of March 31, 2007:

Industry Sector	%

Commercial mortgage.	23.2%
Residential mortgage	17.7%
Homebuilders	16.1%
Office	16.1%
Specialty finance	15.7%
Retail	4.1%
Hospitality	3.6%
Storage	3.5%

Total	100.0%

Residential Mortgage Loans
At March 31, 2007, the residential mortgage loan portfolio consisted of 9,319 residential mortgage loans with an average interest rate of 5.6%. The portfolio had an average FICO score of 738 and average loan-to-value of 73.8% at acquisition and has an amortized cost balance of $4.5 billion. Approximately 44% of the properties within the portfolio are located in California.

Other Investments
As of March 31, 2007, we maintained investments in $1.3 billion of real estate related securities, including approximately $608 million of unsecured REIT notes and CMBS securities, with a weighted average coupon of 5.9%. The following table summarizes the rating characteristics of the portfolio as of March 31, 2007:

		%
Ratings Distribution
AAA		26%
AA		7%
A		27%
BBB	37%
BB		2%
Not Rated.	1%

Total		100%

Fee Summary
Total fees generated, a non-GAAP financial measure, were $30.4 million for the quarter ended March 31, 2007 as follows:

•	Asset management fees of $5.7 million on assets under management of $14.0 billion as of March 31, 2007. A total of $4.5 million of asset management fees on consolidated CDOs is eliminated for GAAP reporting.

•	CDO structuring fees of $11.2 million including $5.6 million from Taberna Europe which were included in fee and other income for GAAP reporting. The remainder of the $5.6 million of structuring fees from Taberna Preferred Funding VIII is deferred and will be recognized in future income.

•	Originations fees of $12.4 million on originations of commercial real estate loans and TruPS which are recognized in interest income as an adjustment to yield.

A reconciliation of the fee and other income reported in GAAP earnings to total fees generated is included in Schedule III to this release.

Financing and Capital Markets Activities
During the quarter ended March 31, 2007 RAIT completed the following financing and capital markets activities:

•	Repurchase Facilities: on February 15, 2007, RAIT entered into a repurchase agreement with an investment bank to provide up to $750.0 million of financing to accumulate commercial loan investments in commercial mortgages and mezzanine loans on a short-term basis pending a CDO issuance

•	Completed two CDO transactions:

•	On January 31, 2007, RAIT closed Taberna Europe CDO I P.L.C. (“Taberna Europe”), Taberna Europe issued €600.0 million of senior and subordinated notes in seven classes to purchase €600.0 million of collateral. The collateral primarily is comprised of subordinated debentures, CMBS, and other real estate related debt instruments backed by companies or real estate projects located in Europe.

•	On March 29, 2007, RAIT closed Taberna Preferred Funding VIII, Ltd., a $772.0 million CDO transaction that provides financing for investments consisting of TruPS issued by REITs and real estate operating companies, senior and subordinated notes issued by real estate entities, commercial mortgage-backed securities, other real estate interests, senior loans and CDOs issued by special purpose issuers that own a portfolio of commercial real estate loans.

•	Access to Capital Markets: raised approximately $366.9 million in net proceeds by issuing 11.5 million common shares in an underwritten public offering.

Dividend Summary
On April 13, 2007, RAIT paid a first quarter dividend of $0.80 per common share to shareholders of record on March 29, 2007. On April 2, 2007, RAIT paid a first quarter dividend of $0.484375 per preferred share relating to RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares and a first quarter dividend of $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares to shareholders of record on March 1, 2007.

Conference Call
Interested parties can access the LIVE webcast of RAIT’s earnings conference call at 10:30 AM EDT on Tuesday, May 1, 2007 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The live conference may also be accessed by dialing 866.761.0748 Domestic or 617.614.2706 International, using passcode 11129711. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Tuesday, May 8, 2007 by dialing 888.286.8010, access code 37869768.

About RAIT Financial Trust
RAIT Financial Trust originates secured and unsecured debt instruments including bridge, mezzanine and whole commercial real estate loans, trust preferred securities and subordinated debt for private and corporate owners of commercial real estate, REITs and real estate operating companies throughout the United States and Europe. For more information, please visit www.raitft.com or call Investor Relations.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and its current report on Form 8-Ks filed January 10, 2007 and April 12, 2007. These risks and uncertainties also include the following factors: the businesses of RAIT and Taberna may not be integrated successfully; the expected growth opportunities from the merger may not be fully realized; operating costs, customer losses and business disruption following the merger may be greater than expected; adverse governmental or regulatory policies may be enacted; management and other key personnel may be lost; competition from other REITs and other specialty finance vehicles may increase; RAIT may be unable to obtain adequate capital and other funding for operations at attractive rates or otherwise; fluctuations in interest rates and related hedging activities against such interest rates may affect RAIT’s revenues and the value of its assets; covenants in RAIT’s financing arrangements may restrict its business operations; RAIT and Taberna may fail to maintain qualification as REITs; RAIT may be unable to acquire eligible securities for CDO and other securitization transactions on favorable economic terms; adverse market trends may affect the value of real estate and other securities that are used as collateral in CDO and other securitizations; borrowing costs may increase relative to the interest received on RAIT’s investments; RAIT may fail to maintain exemptions under the Investment Company Act of 1940; geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations; the market value of real estate that secures mortgage loans could diminish due to factors outside of RAIT’s control; changes in the market for trust preferred securities may adversely affect RAIT’s operations; and general business and economic conditions could adversely affect credit quality and loan originations. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-861-7923
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Income Statements
(Dollars in thousands, except share and per share information)

	For the three months
	ended March 31,
	2007	2006
	(unaudited)
REVENUE
Investment interest income	$202,679	$20,764
Investment interest expense	(159,131)	(5,375)
Provision for losses	(3,718)	—
Change in fair value of free-standing derivatives	3,196	—

Net investment income	43,026	15,389
Rental income	2,412	3,553
Fee and other income	7,881	5,661

Total revenue	53,319	24,603
EXPENSES
Compensation expense	8,376	1,878
Real estate operating expenses	2,588	1,966
General and administrative	6,283	1,172
Depreciation	768	304
Amortization of intangible assets	14,289	—

Total expenses	32,304	5,320

Income before interest and other income (expense), minority interest, taxes and income from discontinued operations	21,015	19,283
Interest and other income	6,953	349
Unrealized gain on interest rate hedges	88	—
Equity in loss of equity method investments	(4)	—
Minority interest	(5,764)	(4)

Income before taxes and income from discontinued operations	22,288	19,628
Income tax benefit	423	—

Income from continuing operations	22,711	19,628
Income from discontinued operations	156	942

Net income	22,867	20,570
Income allocated to preferred shares	(2,519)	(2,519)

Net income available to common shares	$20,348	$18,051

Earning per share – Basic:
Continuing operations	$0.34	$0.62
Discontinued operations	$0.00	$0.03

Total earnings per share – Basic	$0.34	$0.65

Weighted-average shares outstanding – Basic	60,143,844	27,900,276

Earnings per share – Diluted:
Continuing operations	$0.34	$0.61
Discontinued operations	$0.00	$0.03

Total earnings per share – Diluted	$0.34	$0.64

Weighted-average shares outstanding – Diluted	60,616,721	28,121,735
Distributions declared per common share	$0.80	$0.61

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Investments in securities
Available-for-sale securities	$4,743,748	$3,978,999
Security-related receivables	1,378,843	1,159,312

Total investment in securities	6,122,591	5,138,311
Investments in mortgages and loans, at amortized cost
Residential mortgages and mortgage-related receivables	4,495,796	4,676,950
Commercial mortgages, mezzanine loans and other loans	1,864,727	1,250,945
Allowance for losses	(8,716)	(5,345)

Total investment in mortgages and loans	6,351,807	5,922,550
Investments in real estate interests	163,866	139,132
Real estate interests held for sale	13,254	—
Cash and cash equivalents	169,681	99,367
Restricted cash	209,463	292,869
Accrued interest receivable	115,269	111,238
Warehouse deposits	56,510	44,618
Other assets	41,848	42,274
Deferred financing costs, net of accumulated amortization of $2,515 and $1,709, respectively	25,445	16,729
Intangible assets, net of accumulated amortization of $17,464 and $3,175, respectively	106,757	121,046
Goodwill	129,611	132,372

Total assets	$13,506,102	$12,060,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
Indebtedness
Repurchase agreements and other indebtedness	$1,983,123	$1,255,518
Mortgage-backed securities issued	3,568,889	3,697,291
Trust preferred obligations	592,013	643,639
CDO notes payable	5,373,447	4,855,743

Total indebtedness	11,517,472	10,452,191
Accrued interest payable	65,596	67,393
Accounts payable and accrued expenses	19,785	22,930
Liabilities related to real estate interests held for sale	250	—
Deferred taxes, borrowers’ escrows and other liabilities	212,660	158,197
Distributions payable	50,938	39,118

Total liabilities	11,866,701	10,739,829
Minority interest	123,517	124,273
Shareholders’ equity
Preferred shares, $0.01 par value per share; 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,258,300 shares issued and outstanding	23	23
Common shares, $0.01 par value per share; 200,000,000 shares authorized; 63,672,700 and 52,151,412 issued and outstanding	632	517
Additional paid in capital	1,589,631	1,218,667
Accumulated other comprehensive income (loss)	(24,094)	(3,085)
Retained earnings (deficit)	(50,336)	(19,746)

Total shareholders’ equity	1,515,884	1,196,404
Total liabilities and shareholders’ equity	$13,506,102	$12,060,506

Schedule I
RAIT Financial Trust
Reconciliation of GAAP Net Income Available to Common Shares to Adjusted Earnings (1)
(unaudited)

	For the three	For the three
	months ended	months ended
	March 31, 2007	March 31, 2006
	(dollars in thousands, except per share data)
Net income available to common shares, as reported	$20,348	$18,051

Add (deduct):
Depreciation on real estate investments	768	304
Amortization of intangible assets	14,289	—
Provision for loan losses	3,718	—
Unrealized (gains) losses on interest rate hedges	(88)	—
Share-based compensation	2,956	—
Fee income deferred	18,009	—
Deferred tax provision	(8,113)	—

Adjusted earnings	$51,887	$18,355

Weighted average shares outstanding – diluted	60,616,721	28,121,735

Adjusted earnings per share	$0.86	$0.65

(1) During the first quarter of 2007, we began evaluating our performance based on several measures, including adjusted earnings. Management views adjusted earnings as useful and appropriate supplements to net income and earnings per share. The measure serves as an additional measure of our operating performance because they facilitate evaluation of the Company without the effects of certain adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) that may not necessarily be indicative of current operating performance. Adjusted earnings should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted earnings should be reviewed in connection with net income and cash flows from operating, investing and financing activities in our consolidated financial statements, to help analyze how our business is performing. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to other REITs.

Schedule II
RAIT Financial Trust
Reconciliation of Net Income Available to Common Shares to
Estimated REIT Taxable Income (2)
(unaudited)
(Dollars in thousands, except share and per share amounts)

	For the three	For the three
	months ended	months ended
	March 31, 2007	March 31, 2006
	($in thousands, except per share data)
Net income available to common shares, as reported	$20,348	$18,051

Add (deduct):
Non-cash amortization of intangible assets	14,289	—
Dividends paid by domestic TRS entities	16,250	—
Other reconciling items	(848)	(820)

Estimated REIT taxable income (prior to deduction for dividends paid)	$50,039	$17,231

Weighted average shares outstanding – diluted	60,616,721	28,121,735

Estimated REIT taxable income, per share	$0.83	$0.61

(2) Estimated REIT taxable income is a non-GAAP financial measurement and does not purport to be an alternative to net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating as a measure of liquidity. REIT taxable income excludes the undistributed taxable income of RAIT’s domestic taxable REIT subsidiaries, which is not included in estimated REIT taxable income until distributed to RAIT. There is no requirement that RAIT’s domestic taxable REIT subsidiaries distribute their earnings to RAIT. Estimated REIT taxable income, however, includes the taxable income of RAIT’s foreign taxable REIT subsidiaries because RAIT will generally be required to recognize and report such taxable income as earned on an accrual basis. These non-GAAP financial measurements are important to RAIT, since we are a real estate investment trust and are required to pay substantially all of our REIT taxable income in the form of distributions to our shareholders. Because not all REITs use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly titled measures prepared and reported by other companies.

Schedule III
RAIT Financial Trust
Reconciliation of Fee and Other Income to Total Fees Generated (3)
(unaudited)
(Dollars in thousands, except share and per share amounts)

For the three
months ended
March 31, 2007
Fee and other income, as reported	$7,881

Add (deduct):
Asset management fees, eliminated	4,488
Deferred structuring fees	5,625
Deferred origination fees	12,433
Origination fees included in interest income	(49)

Total fees generated	$30,378

(3) Total fees generated is a non-GAAP financial measurement and does not purport to be an alternative to fee and other income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating as a measure of liquidity. We believe the presentation of Total Fees Generated is useful to investors because it demonstrates our ability to generate fees which creates additional yield.